EXHIBIT 5.1

OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP AS TO THE LEGALITY OF THE SECURITIES OFFERED

February 17, 2009

Cell Therapeutics, Inc.

501 Elliot Ave. W #400

Seattle, WA 98119

Re:	Cell Therapeutics, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933 (the “Securities Act”), by security holders of Cell Therapeutics, Inc., a Washington corporation (the “Company”), of the following securities: (i) warrants issued on February 12, 2007 and February 14, 2007 in connection with an offering of Series A 3% convertible preferred stock (the “Series A Warrants”) and shares of the Company’s common stock, no par value (the “Common Stock”), issuable upon exercise of the Series A Warrants; (ii) warrants issued on April 16, 2007 in connection with an offering of Series B 3% convertible preferred stock (together with the Series A Warrants, the “Warrants”) and Common Stock issuable upon exercise of the Series B Warrants; (iii) Common Stock issuable upon exercise of warrants issued on July 27, 2007 in connection with the offering of Series C 3% convertible preferred stock; (iv) shares of the Company’s Common Stock issuable upon conversion of the Company’s Series D 7% convertible preferred stock and shares of the Company’s Common Stock issuable upon exercise of warrants issued on December 3, 2007 in connection with an offering of Series D 7% convertible preferred stock; and (v) Common Stock issuable upon exercise of warrants issued in connection with an offering of common stock on December 21, 2007.

The offering of the Common Stock and the Warrants (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as may be supplemented by one or more supplements to the Prospectus.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Warrants and the validity of the Common Stock.

Cell Therapeutics, Inc.

February 17, 2009

We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) any Prospectus supplement prepared and filed with the Securities and Exchange Commission will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus or Prospectus supplement and (where applicable) in compliance with the terms of their overlying security, we are of opinion that:

1. The Common Stock will be validly issued, fully paid, and nonassessable at such time as the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus supplement relating thereto.

2. The Warrants are valid and binding obligations of the Company.

The opinion set forth in paragraph (2) is subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law.

We express no opinion as to laws other than the laws of the State of New York with respect to the opinion set forth in paragraph (2) above and the Washington Business Corporation Act with respect to the opinion set forth in paragraph (1) above, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Washington, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP